Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Virginia Dividend Advantage Municipal Fund 2
333-71284
811-10523

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a
 new
investment
management
 agreement

 Common and
 MuniPreferred
 shares voting
 together as a
class

  MuniPreferred
 shares voting
 together as a
 class








   For

            3,100,375



   Against

               150,992

                         -

   Abstain

               103,514

                         -

   Broker
Non-Votes

               966,890

                         -

      Total

            4,321,771

                         -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012805.